SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 1998
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                       ARTESYN TECHNOLOGIES, INC.
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         (Exact name of registrant as specified in its charter)


     Florida                 0-4466             59-1205269
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(State or other jurisd-    (Commission          (IRS Employer
iction of incorporation)    File Number)      Identification No.)

7900 Glades Road, Suite 500, Boca Raton, Florida       33434-4105
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    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (561) 451-1000
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(Former name or former address, if changed since last report)


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Item 5.  Other Events.
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         In  November  1988,  the Board of  Directors  (the  "Board") of Artesyn
Technologies, Inc., a Florida corporation (then known as Computer Products, Inc., the "Company"), distributed to holders of record of its common stock, par value $.01 per share ("Common Shares"), on November 21, 1988 (the "Old Record Date"), one common stock purchase right (each, an "Old Right" and collectively, the "Old Rights") for each outstanding Common Share, and directed the issuance of one Old Right in respect of each Common Share issued after the Old Record Date and prior to close of business on November 21, 1998, entitling the registered holder of an Old Right to purchase one Common Share of the Company.

         Considering that the Old Rights expire at the close of business on November 21, 1998, and desiring to continue to preserve long term value for the Company's stockholders in case of a proposed takeover of the Company, the Board has declared a dividend of one preferred share purchase right (each a "New Right" and collectively, the "New Rights") for each outstanding Common Share. The dividend is payable to holders of record of Common Shares as of the close of business on December 22, 1998 (the "Record Date"). Each New Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $95 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment in certain circumstances. The description and terms of the New Rights are set forth in an Amended and Restated Rights Agreement (the "Rights Agreement") between the Company and The Bank of New York (the "Rights Agent"), which Rights Agreement amends and restates in its entirety the original Rights Agreement between the Company and the Rights Agent dated as of November 9, 1988 pertaining to the Old Rights. A copy of the Rights Agreement, which includes as Exhibit B thereto, the form of Right Certificate, and as Exhibit C thereto the Summary of Rights to Purchase Preferred Shares (the "Summary") is attached hereto as Exhibit 4.1, and is incorporated herein by reference. Unless otherwise defined herein, all capitalized terms used herein have the same meanings as set forth in the Rights Agreement. The following description of the New Rights does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.1.

     Until the earlier to occur of (i) 10 days following the first date of public announcement ("Shares Acquisition Date") that a person or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as the Board may determine prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by a person or group of 30% or more of the outstanding Common Shares (the earlier of

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

such dates being called the "Distribution Date"), the New Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption, voiding, exchange or expiration of the New Rights), the New Rights will be transferable with, and only with, the Common Shares. Until the Distribution Date (or earlier redemption, voiding or expiration of the New Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, voiding or expiration of the New Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date (even without such notation or a copy of this Summary of Rights being attached thereto) will also constitute the transfer of the New Rights associated with the Common Shares represented by such certificate for Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the New Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the New Rights.

         The New Rights are not exercisable until the Distribution Date. The New Rights will expire on December 22, 2008 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the New Rights are earlier redeemed, voided or exchanged by the Company, in each case as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the New Rights are subject to adjustment from time to time to prevent dilution. The number of outstanding New Rights and the number of one-hundredths of a Preferred Share issuable upon exercise of each New Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment of the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise. Until a New Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

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

         Preferred Shares purchasable upon exercise of the New Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. The Preferred Shares would rank junior to any other series of the Company's preferred stock.

         In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a New Right (other than New Rights beneficially owned by the Acquiring Person or its affiliate, associate or transferee, which will thereafter be void) will thereafter have the right to receive upon exercise, that number of Common Shares having a market value of two times the exercise price of the New Right. In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person in a transaction with such Acquiring Person or group, proper provision will be made so that each holder of a New Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the New Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In each case, there are exceptions for transactions that have received the prior approval of the Board of Directors.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the New Rights (other than New Rights owned by the Acquiring Person, which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per New Right (subject to adjustment).

     At any time until 10 days following the Shares Acquisition Date (or such later date as the Board, only with the concurrence of a majority of the Continuing Directors, may determine), the Company may redeem the New Rights in whole, but not in part, at a price of $.01 per Right. In addition, in the event that such redemption is then prohibited by an agreement for borrowed money to which the Company is a party and which was entered into before any Person became

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

an Acquiring Person, the Board, only with the concurrence of a majority of the Continuing Directors, may declare the New Rights to be null and void, without any payment to holders of New Rights. The New Rights may also be redeemed, subject to certain conditions, in connection with the approval by the Board (only with the concurrence of a majority of the Continuing Directors) of an agreement providing for any merger, consolidation or sale or transfer of all or substantially all of the assets of the Company, or other business combination, in each case which involves the Company, but does not involve an Acquiring Person or any Affiliate or Associate of an Acquiring Person. Immediately upon such action of the Board with, where required, the concurrence of a majority of the Continuing Directors, the New Rights will terminate and the only right of the holders of New Rights will be to receive $.01 per Right, if the New Rights are redeemed (rather than declared to be null and void). The Company may, at its option, pay the redemption price in cash, Common Shares or any other appropriate form of consideration.

         The term "Continuing Director" means any member of the Board who was a member prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an Affiliate or Associate of any Acquiring Person, or any representative or nominee of any of the foregoing entities.

         At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board may exchange the New Rights (other than New Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or, under circumstances set forth in the Rights Agreement, cash, property or other securities of the Company, including fractions of a Preferred Share (or of a share of a class or series of the Company's preferred stock having equivalent designations and the powers, preferences and rights, and the qualifications, limitations and restrictions), per New Right (with value equal to such Common Shares).

     The terms of the New Rights may be amended by the Board without the consent of the holders of the New Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the New Rights.

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

         As of the Record Date, there were 37,881,848 Common Shares outstanding. Each outstanding Common Share on the Record Date, will receive one New Right as described above. As long as the New Rights are attached to the Common Shares (i.e., prior to the Distribution Date), the Company will issue each new Common Share with an attached New Right, so that all shares of Common Stock will have attached New Rights.

         The New Rights have certain anti-takeover effects. The New Rights may cause substantial dilution to a person or group that attempts to acquire the Company upon terms not approved by the Board, and under certain circumstances, the New Rights beneficially owned by such a person or group may become void. The New Rights should not interfere with any merger or other business combination which is approved by the Board, since it may redeem or void the then outstanding New Rights as discussed above.

        Exhibits.
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         4.1      Amended and  Restated  Rights  Agreement  dated as of
                  November 21, 1998, between the Company and The Bank of New York as Rights Agent, including the form of Right Certificate and the Summary of Rights to
                  Purchase   Preferred   Shares  attached   thereto  as
                  Exhibits B and C, respectively.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     ARTESYN TECHNOLOGIES, INC.



                                     By: Richard J. Thompson
                                        ______________________________
                                         Richard J. Thompson
                                         Vice President-Finance
                                         Chief Financial Officer


Date:  December 23, 1998

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



                                  EXHIBIT INDEX


Exhibit                                                             Page
-------                                                             ----

4.1      Amended and Restated Rights Agreement dated as of            8
         November 21, 1998, between the Company and The Bank of New York as Rights Agent, including the form of Right Certificate and the Summary of Rights to Purchase
         Preferred Shares attached thereto as Exhibits
         B and C, respectively.


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